    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1998
                                             REGISTRATION NO. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             NEW MEXICO AND ARIZONA
                                  LAND COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         ARIZONA                                                      43-0433090
(STATE OR OTHER JURISDICTION                                    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


         3033 NORTH 44TH STREET, SUITE 270, PHOENIX, ARIZONA 85018-7228
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


         NEW MEXICO AND ARIZONA LAND COMPANY 1997 STOCK INCENTIVE PLAN
                              (FULL TITLE OF PLAN)


                               ELIZABETH M. BEDEWI
                       NEW MEXICO AND ARIZONA LAND COMPANY
                        3033 NORTH 44TH STREET, SUITE 270
                           PHOENIX, ARIZONA 85018-7228
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 952-8836
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

-------------------------- -------------------- --------------------------- ------------------------- ---------------------

                                                PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES        AMOUNT TO BE          PRICE PER SHARE(1)      AGGREGATE OFFERING PRICE      REGISTRATION
    TO BE REGISTERED           REGISTERED                                                                     FEE
-------------------------- -------------------- --------------------------- ------------------------- ---------------------

Common Stock                 500,000 shares               $13.75                 $6,875,000.00             $2,028.13
no par value
-------------------------- -------------------- --------------------------- ------------------------- ---------------------


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock on January 7, 1997.




                             Exhibit Index on Page 6

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by New Mexico and Arizona Land Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference herein:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

         (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

         (e) the Company's Form 8-K Report dated November 17, 1997, as amended by its Form 8-K/A Report dated November 26, 1997; and

         (f) the description of the Company's no par value common stock contained in the Company's Registration Statement on Form 10, filed under Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of the Arizona Business Corporation Act, a corporation's articles may include a provision permitting or requiring the corporation to indemnify a director or officer against liability to any person for any action taken, or any failure to take any action, as a director or officer, except liability for any of the following: (i) the amount of a financial benefit received by a director or officer to which the director or officer is not entitled, (ii) an intentional infliction of harm on the company or its shareholders, (iii) an approval of a specified unlawful distribution by the Company to its shareholders (in the case of a director only), and (iv) an intentional violation of criminal law.

         The Company's Amended and Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of the directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. If the Arizona Business Corporation Act is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index is located on page 6.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 23rd day of December, 1997.

                   NEW MEXICO AND ARIZONA LAND COMPANY,
                   an Arizona corporation


                   By:       /s/Elizabeth M. Bedewi
                             Elizabeth M. Bedewi
                   Its:      Senior Vice President, Treasurer and Corporate
                             Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Elizabeth M. Bedewi as attorney-in-fact, to sign his or her name on his or her behalf, individually, and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.

       Name and Signature                    Title                                       Date
       ------------------                    -----                                       ----


       /s/R. Randy Stolworthy                President                                   December 23, 1997
       ------------------------------------
       R. Randy Stolworthy                   (Principal Executive Officer)


       /s/Stephen E. Renneckar               Chairman of the Board of Directors          December 30, 1997
       ------------------------------------
       Stephen E. Renneckar


       /s/John C. Lucking                    Director                                    December 24, 1997
       ------------------------------------
       John C. Lucking

                                             Director                                    December __, 1997
       ------------------------------------
       William A. Pope


       /s/Arnold L. Putterman                Director                                    December 29, 1997
       ------------------------------------
       Arnold L. Putterman


       /s/Ronald E. Strasburger              Director                                    December 24, 1997
       ------------------------------------
       Ronald E. Strasburger


       ------------------------------------
       Robert Wertheim                       Director                                    December __, 1997


       /s/Richard A. Wessman                 Director                                    December 30, 1997
       ------------------------------------
       Richard A. Wessman


       /s/Elizabeth M. Bedewi                Senior Vice President, Treasurer            December 30, 1997
       ------------------------------------
       Elizabeth M. Bedewi                   and Corporate Secretary (Principal
                                             Financial Officer)

                                  EXHIBIT INDEX


       4.1      New Mexico and Arizona Land Company   Filed Herewith
                1997 Stock Incentive Plan

       5        Opinion of Snell & Wilmer L.L.P.      Filed Herewith

       23.1     Consent of KPMG Peat Marwick LLP,     Filed Herewith
                independent auditors

       23.2     Consent of Snell & Wilmer L.L.P.      Included in Exhibit 5

       24       Power of Attorney                     Included in Signature Page